Filed Pursuant to Rule 424(b)(3)

Registration No. 333-290521

PROSPECTUS

1,562,500 Shares of Common Stock

Offered by the Selling Stockholder

This prospectus relates to the resale, from time to time, by the selling stockholder identified herein, of up to 1,562,500 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Allarity Therapeutics, Inc. (the “Company”) (collectively, the “Shares”). The shares being registered for resale consist of:

●	760,916 shares of Common Stock (the “Common Shares”); and

●	801,584 shares of Common Stock issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 801,584 shares of Common Stock at an exercise price of $0.0001 per share (the “Pre-Funded Warrant Shares”).

The Common Shares and Pre-Funded Warrants were issued to the selling stockholder in a private placement completed on September 23, 2025.

The selling stockholder may, from time to time, sell, transfer or otherwise dispose of all or a portion of the securities described in this prospectus through public or private transactions, at prevailing market prices or at negotiated prices, and by various methods. See “Plan of Distribution” beginning on page 10 of this prospectus for more information.

We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of the shares by the selling stockholder. However, we would receive nominal proceeds if all of the Pre-Funded Warrants are exercised for cash.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ALLR.” On September 29, 2025, the last reported sale price of our Common Stock on Nasdaq was $1.59 per share.

This prospectus provides a general description of the securities being offered. You should carefully read this prospectus, together with the accompanying registration statement and the documents incorporated by reference, before making any investment decision.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 30, 2025

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. Forward-looking statements concern our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in our future periodic reports filed with the SEC, all of which are incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws. You are advised, however, to consult any additional disclosures we have made or will make in the filings we make with the SEC, including reports on Forms 10-K, 10-Q and 8-K. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus or any related issuer free writing prospectus.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling stockholder may sell shares of our Common Stock from time to time and in one or more offerings as described in this prospectus and may provide a prospectus supplement to this prospectus that contains specific information about the shares of our Common Stock being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any shares of our Common Stock, you should carefully read both this prospectus and any applicable prospectus supplement and free writing prospectuses, together with the additional information described under the heading “Where You Can Find Additional Information.”

Neither we, the selling stockholder nor any underwriter has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholder nor any underwriter takes responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. Neither we nor the selling stockholder will make an offer to sell the shares of our Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless indicated otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find Additional Information.”

The terms “Allarity,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Allarity Therapeutics, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

iii

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. You should carefully read the entire prospectus, any applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Overview

We are a clinical-stage, precision medicine pharmaceutical company focused on developing novel anti-cancer therapeutics for patients with high unmet medical need. We were founded on the innovation of our novel Drug Response Predictor (DRP®) platform. The DRP® technology is designed to define the gene expression signatures in cancer cells that predict the cancer cell’s sensitivity to a specific cancer therapeutic. Once defined, the DRP® gene expression signature can then be assessed in cancer tissue biopsies from patients to identify those cancers that share this signature of drug sensitivity, and by extension, to identify those patients who may then be most likely to receive benefit from that specific anti-cancer therapeutic. We have developed and published DRP® signatures for dozens of anti-cancer therapeutics. Ideally, by using DRP to identify the patients most likely to benefit clinically from a given therapeutic, clinical development of that therapeutic can be focused on a smaller, more responsive patient population, which would allow for smaller, cheaper and quicker trials while also enhancing the probability of clinical and regulatory success for that therapeutic. Historically, we have generated DRP signatures for numerous anti-cancer therapeutics and had in-licensed numerous assets for DRP-guided development, including Liposomal CisPlatin (LiPlaCis), Irofulven and dovitinib as well as the novel PARP/tankyrase inhibitor, stenoparib.

We are now singularly focused on the development of stenoparib and the parallel development of the stenoparib DRP® as a companion diagnostic. All other assets including dovitinib, Irofulven and LiPlaCis, were terminated and are no longer part of our portfolio. Stenoparib was in-licensed with exclusive world-wide rights from the Japanese Pharmaceutical company, Eisai Pharmaceuticals. Stenoparib is a novel, dual inhibitor of poly-ADP-ribose polymerase (PARP1/2) as well as tankyrases, enzymes critically important in the WNT cancer cell survival pathway. Stenoparib is currently being explored in a phase 2 clinical trial in patients with advanced, recurrent ovarian cancer who have been pre-selected for enrollment using the stenoparib-DRP®. Emerging clinical data from this ongoing trial in heavily pre-treated, advanced ovarian cancer patients show promising clinical benefit including a patient with a complete, confirmed response (i.e., absence of active disease by RECISTv1.1 criteria) as well as a patient with primary platinum refractory disease who stayed on therapy more than 10 months and two additional patients with ongoing stable disease still on therapy more than 19 months. These compelling data in heavily pre-treated ovarian cancer patients have now prompted us to design a new clinical protocol, guided by key gynecologic oncology experts, to deepen and enrich the understanding of the clinical benefit from stenoparib treatment while also advancing the stenoparib-DRP® as a companion diagnostic used to select patients for stenoparib treatment.

Recent Developments

On September 22, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling stockholder named in this prospectus pursuant to which the Company agreed to sell, in a private placement (the “Private Placement”), 760,916 shares of our common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $1.60 per share, and 801,584 pre-funded warrants (the “Pre-Funded Warrants”) at a purchase price of $1.5999 per Pre-Funded Warrant. Each Pre-Funded Warrant is immediately exercisable to purchase one share of Common Stock for $0.0001 per share. The closing of the Private Placement occurred on September 23, 2025, resulting in gross proceeds to the Company of approximately $2.5 million, before deducting fees and expenses. We intend to use the funds from the Offering for our working capital needs and other general corporate purposes.

Under the Purchase Agreement, the selling stockholder has the right, for a period of ninety (90) calendar days following the initial closing, to purchase additional shares of Common Stock and/or Pre-Funded Warrants for aggregate gross proceeds of up to $7.5 million (the “Additional Closing”), with the purchase price per share to be equal to the then-current “Minimum Price,” as defined in Nasdaq Stock Market Rule 5635(d), and the purchase price per Pre-Funded Warrant equal to such Minimum Price less the $0.0001 exercise price.

Corporate Information

We were founded in Denmark in 2004 by our chief scientific officer, Steen Knudsen, Ph.D., and our Chief Executive Officer, Thomas H. Jensen, both of whom were formerly academic researchers at the Technical University of Denmark working to advance novel bioinformatic and diagnostic approaches to improving cancer patient response to therapeutics.

We were incorporated in Delaware in 2021. On May 20, 2021, we entered a Plan of Reorganization and Asset Purchase Agreement (the “Recapitalization Share Exchange”), between us, Allarity Acquisition Subsidiary, our wholly owned Delaware subsidiary (“Acquisition Sub”), and Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark. Pursuant to the terms of the Recapitalization Share Exchange, our Acquisition Sub acquired substantially all of the assets and liabilities of Allarity Therapeutics A/S in exchange for shares of our common stock on December 20, 2021, and our common stock began trading on the Nasdaq Global Market on that same day.

Our principal executive offices are located at 123 E Tarpon Ave, Tarpon Springs, FL 34689. Our telephone number is (401) 426-4664, and our email address is info@allarity.com. Our corporate website address is www.allarity.com.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved; and

●	an extended transition period for complying with new or revised accounting standards.

We may take advantage of these provisions until we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2026, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our share price.

We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Shares of Common Stock Offered	Up to 1,562,500 shares of our common stock, par value $0.0001 per share (collectively, the “Shares”), consisting of (i) 760,916 shares of Common Stock (the “Common Shares”) and (ii) 801,584 shares of Common Stock issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) at an exercise price of $0.0001 per share (the “Pre-Funded Warrant Shares”).

Shares of Common Stock offered by us	None

Common Stock outstanding before this offering	14,524,080 shares of Common Stock

Common Stock to be outstanding after this offering(1)	15,325,664 shares of Common Stock, assuming the exercise of all of the Pre-Funded Warrants.

Use of Proceeds	We will not receive any proceeds from the sale of Shares by the selling stockholder. However, we will receive nominal proceeds upon exercise of the Pre-Funded Warrants. See “Use of Proceeds.”

Plan of Distribution	The selling stockholder may sell or otherwise dispose of the Shares from time to time in transactions on Nasdaq, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

Nasdaq Capital Market symbol	“ALLR”

Risk factors	Investing in our Common Stock involves significant risks. See “Risk Factors” and other information included or incorporated by reference in this prospectus.

(1)	Excludes shares of Common Stock issuable upon the exercise of outstanding stock options, warrants (other than the Pre-Funded Warrants), or other derivative securities.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus, and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For additional information, see “Where You Can Find Additional Information.” Please also read carefully the above section “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

Sales of substantial amounts of our Common Stock, including by the selling stockholder, could cause our stock price to decline.

The market price of our Common Stock could be adversely affected by sales of substantial amounts of our Common Stock in the public market, or the perception that such sales may occur. This includes sales by the selling stockholder pursuant to this prospectus. In addition, future issuances of our Common Stock by us, whether in connection with capital raising transactions, acquisitions, or otherwise, could dilute existing stockholders and further depress the market price of our Common Stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to our current stockholders or result in downward pressure on the price of our Common Stock. We may sell our shares of Common Stock or other securities in any offering at prices that are higher or lower than the prices paid by the selling stockholder, and the investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares in this offering. The selling stockholder will receive all of the proceeds from the sale of the Shares hereunder.

We will, however, receive nominal gross proceeds of any Pre-Funded Warrants exercised for cash. The Pre-Funded Warrants may be exercised on a cashless basis, in which case we would not receive any cash payment upon any such exercise.

We will bear the out-of-pocket costs, expenses and fees, including legal fees, incurred in connection with the registration of the Shares to be sold by the selling stockholder pursuant to this prospectus. Other than registration expenses, the selling stockholder will bear their own broker or similar commissions payable with respect to sales of the Shares.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ALLR.”

We have not declared or paid any dividends on our Common Stock to date. We currently intend to retain all available funds and future earnings, if any, to support the development and growth of our business, and therefore do not expect to pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, and other factors our board of directors may deem relevant.

DESCRIPTION OF SECURITIES

The descriptions of the Securities contained in this prospectus, together with any applicable prospectus supplements, summarize the material terms and provisions of the Securities being offered pursuant to this prospectus.

Common Stock

The following description of our Common Stock is a summary. This summary is qualified in its entirety by reference to the Delaware General Corporation Law (“DGCL”) and to the complete text of our Certificate of Incorporation, as amended to date, and Amended and Restated Bylaws, as amended to date.

Our authorized capital stock consists of shares made up of:

●	250,000,000 shares of Common Stock, par value $0.0001 per share; and

●	500,000 shares of undesignated preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our Board of Directors.

Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors, except for any directors who are elected exclusively by the holders of a class of our preferred stock that entitles that class of stock to elect one or more directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock (and the holders of any preferred stock that may then be outstanding, to the extent required by our Certificate of Incorporation, including any certificate of designation with respect to any series of preferred stock) will be entitled to receive pro rata our remaining assets available for distribution, unless holders of a majority of the outstanding shares of common stock approve a different treatment of the shares. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. Our common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to our common stock. All shares of our common stock that will be outstanding at the effective time will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of our Series A Preferred Stock and any other shares of preferred stock we may authorize and issue in the future.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants, which if exercised, will become the Pre-Funded Warrant Shares that are being offered hereby, is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable or otherwise in accordance with the terms of the Pre-Funded Warrant and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise (or, upon election by a holder prior to the issuance of any Pre-Funded Warrant, 9.99%), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share of Common Stock.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder of the Pre-Funded Warrant may exercise, in whole or in part, at such time by means of a “cashless exercise” through which the holder shall be entitled to receive upon such exercise the number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrant.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, then, upon any subsequent exercise of the Pre-Funded Warrant, the holder shall have the right to receive, for each share underlying the Pre-Funded Warrant that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (for purposes of this paragraph, the “Alternate Consideration”) receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such fundamental transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction. If the Company is not the surviving entity following a fundamental transaction, then at the option of the holder, the surviving entity shall deliver to the holder a security of the surviving entity in exchange for the Pre-Funded Warrant.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royal Street, Canton, MA 02021.

SELLING STOCKHOLDER

The shares of Common Stock being offered by the selling stockholder consist of (i) 760,916 shares of our Common Stock issued to the selling stockholder in a private placement on September 23, 2025 and (ii) 801,584 shares of Common Stock issuable upon exercise of Pre-Funded Warrants issued to the selling stockholder in the same private placement. We are registering the resale of these shares (together, the “Shares”) to satisfy our contractual obligations under a registration rights agreement with the selling stockholder.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to our Common Stock. A person is deemed to “beneficially own” shares if such person has or shares voting or disposition rights, or the right to acquire such rights within 60 days.

The table below sets forth information regarding the selling stockholder and its beneficial ownership of our Common Stock. The information in the table has been furnished by the selling stockholder or derived from its public filings with the SEC. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholder as of September 29, 2025, without giving effect to any limitations on exercise of the Pre-Funded Warrants. The actual number of shares beneficially owned, as determined in accordance with SEC rules, may be less than the amount shown. The third, fourth and fifth columns assume the sale of all of the Shares offered by the selling stockholder pursuant to this prospectus. The percentage of shares beneficially owned after the offering in the fifth column is based on 14,524,080 shares of Common Stock outstanding as of September 29, 2025.

In accordance with the terms of the Registration Rights Agreement, this prospectus covers the resale of the maximum number of Shares issuable upon exercise of the Pre-Funded Warrants, subject to adjustment as provided therein and without regard to any exercise limitations. Under the terms of the Pre-Funded Warrants, the selling stockholder may not exercise its warrants if, after giving effect to such exercise, it would beneficially own more than 9.99% of our outstanding Common Stock (calculated immediately after giving effect to the issuance). This ownership cap may be increased, at the holder’s election, to up to 19.99% upon 61 days’ prior notice to us, subject to the terms of the Pre-Funded Warrants. The amounts shown in the third column of the table do not reflect this limitation.

The selling stockholder may sell all, some or none of the Shares offered by this prospectus. See “Plan of Distribution.”

The selling stockholder has represented to us that it is not an affiliate of the Company and has not held any position, office, or other material relationship with us within the past three years.

Selling Stockholder	Shares Beneficially Owned Before Offering	Number of Shares Being Offered	Shares Beneficially Owned After Offering(1)	Percentage of Outstanding Common Stock After Offering
3i, LP(2)	1,562,500	1,562,500	0	0

*	Indicates beneficial ownership of less than one percent (1%) of the total outstanding shares of our Common Stock.

(1)	Assumes the sale of all shares of Common Stock offered pursuant to this prospectus, and full exercise of all of the Pre-Funded Warrants and the sale of the Pre-Funded Warrant Shares.

(2)	Maier Joshua Tarlow, the manager of 3i Management, LLC, the general partner of 3i, LP (the “selling stockholder”), has voting and investment control of the shares held by the selling stockholder and may be deemed to be the beneficial owner of such shares. Mr. Tarlow, however, disclaims any beneficial ownership of the shares held by the selling stockholder. The registered address of the selling stockholder is 2 Wooster Street, 2nd Floor, New York, NY 10013.

PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, assignees, transferees, distributees, beneficiaries, or other successors-in-interest, may, from time to time, sell, transfer, or otherwise dispose of any or all of the Shares covered by this prospectus on the Nasdaq Capital Market, on any other securities exchange or quotation service on which our Common Stock may be listed or quoted, in the over-the-counter market, or in private transactions. These sales may be made at prevailing market prices, at fixed prices, at prices related to prevailing market prices, or at privately negotiated prices.

The selling stockholder may use one or more of the following methods when disposing of the Shares:

●	ordinary brokerage transactions, including transactions in which a broker-dealer solicits purchasers;

●	block trades in which a broker-dealer attempts to sell the Shares as agent, but may position and resell a portion as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	exchange distributions in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through agreements with broker-dealers to sell a specified number of Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods; or

●	any other method permitted under applicable law.

The selling stockholder may also sell Shares under Rule 144 or any other available exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in resales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if acting as agent for the purchaser, from the purchaser) in amounts to be negotiated, but not in excess of customary brokerage commissions in compliance with FINRA Rule 2121. In the case of principal transactions, a markup or markdown may be charged in compliance with FINRA Rule 2121.

In connection with sales of the Shares, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. Those broker-dealers or financial institutions may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The selling stockholder may also sell Shares short and deliver the Shares to close out such short positions, or loan or pledge Shares to broker-dealers that may in turn sell such Shares. In addition, the selling stockholder may enter into options or other derivative transactions with broker-dealers or other financial institutions, which may involve the delivery of Shares offered by this prospectus to such broker-dealer or financial institution, who may then resell or otherwise transfer such Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents participating in the sale of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares. We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act. The selling stockholder will bear all underwriting discounts, selling commissions, and any similar expenses incurred in connection with the sale of the Shares.

We are obligated to maintain the effectiveness of the registration statement of which this prospectus forms a part until all of the Shares and Pre-Funded Warrant Shares registered hereunder (i) have been sold pursuant to this prospectus or Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

The resale of the Shares will be made only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of the Shares may not be made unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and complied with.

Under applicable rules and regulations of the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market-making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to Regulation M, which may limit the timing of purchases and sales of the Shares by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Venable LLP, New York, New York.

EXPERTS

The consolidated financial statements of Allarity Therapeutics, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, are incorporated in this Registration Statement on Form S-3 by reference from Allarity Therapeutic, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed under the Exchange Act:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 15, 2025 and the quarter ended March 31, 2025 filed with the SEC on May 9, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 30, 2025, February 7, 2025, February 25, 2025, February 27, 2025, March 4, 2025, March 7, 2025, March 14, 2025, March 18, 2025, March 25, 2025, April 16, 2025, April 28, 2025, May 13, 2025, June 5, 2025, June 11, 2025, June 17, 2025, June 30, 2025, July 1, 2025, July 7, 2025, July 16, 2025, August 27, 2025, September 22, 2025, September 22, 2025, and September 24, 2025.

●	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025; and

●	The description of our common stock contained Exhibit 4(vi) to our Annual Report on Form 10-K filed with the SEC on March 13, 2023, including any amendments thereto or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. All such documents are deemed to be part of this prospectus from the date of the filing of such reports and documents.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. No additional information is deemed to be part of or incorporated by reference into this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by writing or calling us at the following address and telephone number:

Allarity Therapeutics, Inc.

123 E Tarpon Ave

Tarpon Springs, FL 34689

Telephone: (401) 426-4664

Attn.: Chief Financial Officer

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at website of the SEC referred to above.

We also maintain a website at www.allarity.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the Company address provided below in section titled “Incorporation of Certain Information By Reference.”

1,562,500 Shares of Common Stock

Offered by the Selling Stockholder

PROSPECTUS

September 30, 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.